EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 333-119300, 333-119299, 333-96283, 33-41314, 33-41315, 33-69844, and 333-96285) of The Cato Corporation of our report dated March 30, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 30, 2010

55